Exhibit 4.1

FORM OF AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) dated as of [    ], 2009, by and among Stream Global Services, Inc., a Delaware corporation (the “Company”), Ares Corporate Opportunities Fund II, L.P., a Delaware limited partnership (“Purchaser”), and the other signatories hereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Registration Rights Agreement.

W I T N E S S E T H:

WHEREAS, the Company, the Purchaser and the Founders are parties to that registration rights agreement dated as of August 7, 2008 (the “Registration Rights Agreement”);

WHEREAS, the Company and the Purchaser are parties to that guarantee and reimbursement agreement dated as of March 2, 2009, pursuant to which the Company may issue shares of Series B Preferred Stock (as defined below) to the Purchaser; and

WHEREAS, the parties desire to amend certain provisions of the Registration Rights Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (i) the Company and (ii) the Holders of at least two-thirds of the outstanding Registrable Securities, as required to amend the Registration Rights Agreement pursuant to Section 9(b) thereof, do hereby agree as follows:

1. The following definition is added to the Registration Rights Agreement immediately following the definition of “SEC”:

“Series B Preferred Stock” means the Series B Convertible Preferred Stock, par value $0.001 per share, of the Company.

2. The definition of “Registrable Securities” is amended and restated in its entirety as follows:

“Registrable Securities” means (a) any Common Stock issued or issuable upon conversion of the Preferred Stock or the Series B Preferred Stock and the Warrant Shares, and (b) the Founders’ Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided that such shares will cease to be “Registrable Securities” (i) when they have been sold to or through a broker, dealer or underwriter in a distribution to the public or otherwise on or through the facilities of the national securities exchange, national securities association or automated quotation system on which the Company’s capital stock is listed, (ii) when a registration statement with respect to the sale of such shares has become effective under the Securities Act and such shares have been disposed of in accordance with such registration statement, or (iii) at such time as the Holder of Registrable Securities is entitled to sell all of its Registrable Securities under Rule 144 of the Securities Act without any volume, manner of sale or other restrictions; and provided further that, for purposes of Section 2(b), any Registrable Securities that are registered under Section 2(a) shall not be deemed to be Registrable Securities.

3. Miscellaneous.

(a) Effect of Amendment. Except as specifically amended hereby, the Registration Rights Agreement is in all respects acknowledged, ratified and confirmed. All of the terms, conditions and provisions of the Registration Rights Agreement as hereby amended shall be and remain in full force and effect.

(b) Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronically transmitted signature page were an original thereof.

(c) Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

STREAM GLOBAL SERVICES, INC.

By:
Name: Title:

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:		ACOF OPERATING MANAGER II, L.P., Its Manager

By:
Name: Title:

By:
Trillium Capital LLC

Address: Trillium Capital LLC c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
M. Benjamin Howe

Address: M. Benjamin Howe c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
Kevin T. O’Leary

Address: Kevin T. O’Leary c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
Stephen D. R. Moore

Address: Stephen D. R. Moore c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
Paul G. Joubert

Address: Paul G. Joubert c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
Lloyd R. Linnell

Address: Lloyd R. Linnell c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
Sheila M. Flaherty

Address: Sheila M. Flaherty c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
Robert Wadsworth

Address: Robert Wadsworth c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
Charles F. Kane

Address: Charles F. Kane c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
G. Drew Conway

Address: G. Drew Conway c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481

By:
Deborah Keeman

Address: Deborah Keeman c/o Stream Global Services, Inc. 20 William Street, Suite 310, Wellesley, MA 02481